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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               _________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                AJL PEPS TRUST
            (Exact name of registrant as specified in its charter)

         NEW YORK                               Applied For
(State of incorporation or                   (I.R.S. employer
         Organization)                   identification number)

c/o The Bank of New York
      101 Barclay Street
     NEW YORK, NEW YORK
    (Address of principal                          10286
     executive offices)                         (Zip code)

If this Form relates to the            If this Form relates to the
registration of a class of             registration of a class of debt
debt securities and is                 securities and is to become
effective upon filing pur-             effective simultaneously with
suant to General Instruction           the effectiveness of a
A(c)(1) please check the               concurrent registration
following box. [ ]                     statement under the Securities Act of
                                       1933 pursuant to General Instruction
                                       A(c)(2) please check the following
                                       box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class                    Name of each Exchange on which
to be so registered                    each Class is to be registered
___________________                    ______________________________

Premium Exchangeable                   THE NEW YORK STOCK EXCHANGE
Participating Shares,
no par value

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

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Item 1.        Description of the Registrant's Securities to be Registered.

                 The title of the class of securities to be registered
               hereunder is:  "Premium Exchangeable
               Participating Shares, no par value." A description of the Premium Exchangeable Participating Shares ("PEPS") is set forth under the caption "Description of the PEPS" in the prospectus included within the Registration Statement of the Registrant on Form N-2 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 33-61915 and 811-07341) (the "Registration Statement"), which description is incorporated herein by reference.

Item 2.        Exhibits.

               (a)  No exhibits are being filed with the
                    Commission.

               (b) The following exhibits are to be filed with the New York Stock Exchange, Inc. only:

                     (1)  Registration Statement on Form N-2
                     (2)  Trust Agreement of Registrant


                                   SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       AJL PEPS TRUST
                                       (Registrant)


Date: October 25, 1995                 By:  /s/  Steven R. Umlauf
                                            _______________________
                                            Name:  Steven R. Umlauf
                                            Title:  Trustee